    As filed with the Securities and Exchange Commission on August 7, 2000
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             NewsEdge Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                             04-3016142
    (State or Other Jurisdiction of   (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                               80 Blanchard Road
                              Burlington, MA 01803
                    (Address of Principal Executive Offices)
                             --------------------

                             2000 Non-Officer and
                                  Non-Director
                                   Stock Plan
                            (Full Title of the Plan)
                             --------------------

                               Ronald R. Benanto
                            Chief Financial Officer
                              NewsEdge Corporation
                               80 Blanchard Road
                              Burlington, MA 01803
                    (Name and Address of Agent For Service)

                                 (781) 229-3000
         (Telephone Number, Including Area Code, of Agent For Service)
                             --------------------
                                   Copies to:

                          Lawrence S. Wittenberg, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000


                        CALCULATION OF REGISTRATION FEE

============================================================================

     Title of                            Proposed Maximum     Proposed Maximum
    Securities          Amount to be      Offering Price          Aggregate            Amount of
  to be Registered       Registered          Per Share         Offering Price      Regisration Fee
  ----------------       ----------          ---------         --------------      ----------------
2000 Non-Officer and Non-Director Stock Plan
Common Stock,
$.01 par value         962,400 shares        $2.25 (1)         $2,165,400          $571.67

   (1) Based on options to purchase 962,400 shares of NewsEdge Corporation's Common Stock granted as of August 7, 2000 under the 2000 Non-Officer and Non-Director Stock Plan (the "2000 Plan"). All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  Plan Information.

   The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  Registrant Information and Employee Plan Annual Information.

   The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents filed by NewsEdge with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 0-26540):

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1999.

   (b) The Registrant's current reports on form 8-K (filed March 6, 2000, March 14, 2000 and March 23, 2000) filed with the Commission.

   (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2000 filed pursuant to the Exchange Act.

   (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statements on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on April 1, 1995 and incorporating by reference the information contained in the Form S-1.

   All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.

          Not applicable.

ITEM 5.  Interest of Named Experts and Counsel.

          Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

   The Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnified party had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year-ended December 31, 1997 and to the Registrant's Amended and Restated By-Laws filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-94054), and incorporated herein by reference.

ITEM 7.  Exemption From Registration Claimed.

   Not applicable.


ITEM 8.  Exhibits.

EXHIBIT NO.          Description of Exhibit
----------           ----------------------
Exhibit 4.1          Amended and Restated Certificate of Incorporation (filed as
                     Exhibit 3.1 to NewsEdge Corporation's Annual Report on Form
                     10-K for the year-ended December 31, 1997 and incorporated herein by reference)

Exhibit 4.2 Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to the Company's Annual Report for the year-ended December 31, 1997 and incorporated herein by reference)

Exhibit 5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

Exhibit 23.1         Consent of Arthur Andersen LLP

Exhibit 23.2         Consent of Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5.1)

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1         2000 Non-Officer and Non-Director Stock Plan

ITEM 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on the 7th day of August, 2000.

                               NEWSEDGE CORPORATION.


                               By: /s/ Ronald R. Benanto
                                  ------------------------
                                  Ronald R. Benanto
                                  Chief Financial Officer


                        POWER OF ATTORNEY AND SIGNATURES

   We, the undersigned officers and directors of NewsEdge Corporation, hereby severally constitute and appoint Clifford M. Pollan and Ronald Benanto, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NewsEdge Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                   Title(s)                             Date
---------                                                   --------                             ----
/s/ Clifford M. Pollan                        President, Chairman,                     August 7, 2000
--------------------------------------------  Chief Executive Officer
Clifford M. Pollan                            and Director
                                              (principal executive officer)

/s/ Ronald R. Benanto                         Vice President, Finance, Chief           August 7, 2000
--------------------------------------------  Financial Officer, Treasurer and
Ronald R. Benanto                             Assistant Secretary
                                              (principal financial officer)

/s/ Rory J. Cowan                             Chairman                                 August 7, 2000
-------------------------------------------
Rory J. Cowan

/s/ Michael E. Kolowich                       Vice Chairman and Director               August 7, 2000
-------------------------------------------
Michael E. Kolowich

/s/ Murat H. Davidson                         Director                                 August 7, 2000
--------------------------------------------
Murat H. Davidson

/s/ James D. Daniell                          Director                                 August 7, 2000
--------------------------------------------
James D. Daniell

/s/ William A. Devereaux                      Director                                 August 7, 2000
--------------------------------------------
William A. Devereaux

/s/ Basil Regan                               Director                                 August 7, 2000
--------------------------------------------
Basil Regan

/s/ Peter Woodward                            Director                                 August 7, 2000
--------------------------------------------
Peter Woodward


                                 EXHIBIT INDEX

Exhibit No.          Description of Exhibit
-----------          ----------------------
Exhibit 4.1          Amended and Restated Certificate of Incorporation (filed as
                     Exhibit 3.1 to NewsEdge Corporation's Annual Report on Form
                     10-K for the year-ended December 31, 1997 and incorporated herein by reference)

Exhibit 4.2 Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to the Company's Annual Report for the year-ended December 31, 1997 and incorporated herein by reference)

Exhibit 5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

Exhibit 23.1         Consent of Arthur Andersen LLP

Exhibit 23.2         Consent of Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5.1)

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1         2000 Non-Officer and Non-Employee Stock Plan